UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2019

Party City Holdco Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York		10523
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2019, the Board of Directors (the “Board”) of Party City Holdco Inc. (the “Company”) elected Michelle (“Meka”) Millstone-Shroff to the Board. The Board increased the size of the Board from nine to ten members and appointed Ms. Millstone-Shroff to fill the vacancy. Ms. Millstone-Shroff will be a Class III director and will hold office until the 2019 annual meeting of shareholders and until her successor is elected and qualified. The Board does not expect to appoint Ms. Millstone-Shroff to any Board committee at this time. A copy of the press release announcing Ms. Millstone-Shroff’s appointment to the Board is included as Exhibit 99.1 hereto.

Ms. Millstone-Shroff was not selected as a director pursuant to any arrangement or understanding with the Company or any other person. She will receive compensation for her service as a member of the Board in accordance with the Company’s non-employee director compensation policy. Pursuant to this policy Ms. Millstone-Shroff will receive (i) an annual cash retainer of $75,000 for service as a Board member and (ii) an annual grant of restricted stock units (“RSUs”) equal to $125,000 (based on the aggregate value of the underlying shares on the date of grant), which will fully vest on the one year anniversary of the date of grant. In connection with her appointment to the Board, Ms. Millstone-Shroff received a pro-rated annual grant of RSUs, which amount equaled 3,805 shares of the Company’s common stock.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Millstone-Shroff had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

In addition, Ms. Millstone-Shroff and the Company entered into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-193466) (the “Registration Statement”) and a form of such agreement was filed as Exhibit 10.2 to the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated February 5, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

By:	/s/ Daniel J. Sullivan
Name:	Daniel J. Sullivan
Title:	Chief Financial Officer

Date: February 5, 2019